                                                                   Exhibit 21.01

                        SUBSIDIARIES OF THE REGISTRANTS


   NAME                         JURISDICTION OF INCORPORATION      ALSO DOES BUSINESS AS
   ----                         -----------------------------      ---------------------


   Subsidiaries of Registrant
   CSK Auto Corporation:
     CSK Auto, Inc.              Arizona                           Checker Auto Parts,
                                                                   Kragen Auto Parts,
                                                                   Schuck's Auto Supply

   Subsidiaries of Registrant
   CSK Auto, Inc:
    CSKAUTO.COM, Inc.             Delaware
    Automotive Information        Minnesota                        Identifix
      Systems, Inc.
